Exhibit 99.1

Directors

CTBI Directors

M. Lynn Parrish, Chairman

Mark A. Gooch, Vice Chairman

Charles J. Baird

Franklin H. Farris, Jr.

Eugenia "Crit" Luallen

Ina Michelle Matthews

James E. McGhee II

Franky Minnifield

Anthony St. Charles

Chad C. Street

CTB Directors

Mark A. Gooch, Chairman

Franklin H. Farris, Jr.

Ina Michelle Matthews

James E. McGhee II

Richard W. Newsom

Chad C. Street

CTIC Directors

Mark A. Gooch, Chairman

Charles Baird

Franklin H. Farris, Jr.

E.B. Lowman II

Eugenia "Crit" Luallen

James E. McGhee II

Andy Waters

2

Executive Officers

Mark A. Gooch	Vice Chairman, President, and CEO
Richard W. Newsom	CTB President
Andy Waters	CTIC President and CEO
Kevin J. Stumbo	EVP/Chief Financial Officer
Steven E. Jameson	EVP/Chief Internal Audit and Risk Officer
James J. Gartner	EVP/Chief Credit Officer
James B. Draughn	EVP/Operations
C. Wayne Hancock	EVP/Senior Staff Attorney
Larry W. Jones	EVP/Central Region President
David Tackett	EVP/Eastern Region President
Ricky Sparkman	EVP/South Central Region President
D. Andrew Jones	EVP/Northeastern Region President

3

 Cautionary Statement  Information provided herein by CTBI contains “forward-looking” information. CTBI cautions that any forward-looking statements made are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Please refer to CTBI’s 2021 Annual Report on Form 10-K, Cautionary Statement Regarding Forward Looking Statements for additional information.  4

2021 Key Metrics

▪ Total Assets	$5.4 billion
▪ Market Capitalization	$778.1 million
▪ Cash Dividend Yield	3.67%
▪ P/E Ratio	8.8x
▪ Price to Book Value	1.1x
▪ Price to Tangible Book Value	1.2x
▪ Tangible Common Equity Ratio	11.82%

- Competitive Position
  - 3rd largest Kentucky domiciled bank holding company
  - 3rd in Kentucky in deposit market share of all Kentucky domiciled FDIC insured institutions
  - 8th largest bank in Kentucky in terms of deposit market share of all FDIC insured institutions

Financial data as of December 31, 2021

Deposit market share as of June 30, 2021

5

Our Banking Franchise

Central Region

Loans - $756 million

Deposits - $1.2 billion

- Danville
- Lexington
- Mt. Sterling
- Richmond
- Versailles
- Winchester

Eastern Region

Loans - $931 million

Deposits - $1.8 billion

- Floyd/Knott/Johnson
- Hazard
- Pikeville
- Tug Valley
- Whitesburg

Northeastern Region

Loans - $394 million

Deposits - $616 million

- Advantage Valley
- Ashland
- Flemingsburg
- Summersville

South Central Region

Loans - $705 million

Deposits - $975 million

- Campbellsville
- LaFollette
- Middlesboro
- Mt. Vernon
- Williamsburg

Indirect Lending

Loans - $621 million

CTIC

Assets Under Management - $3.6 billion (including $1.5 billion CTB)
Revenues - $17.0 million

- Ashland
- Danville
- LaFollette
- Lexington
- Pikeville

Financial data as of December 31, 2021

6

 Trust Assets Under Management & Trust Revenue  Includes CTB portfolio  Assets in billionsRevenue in millions  7

 2021 Performance

 2021 Performance Summary   Goals ResultsEarnings $67.1 - $69.8 million $87.9 millionEPS $3.76 - $3.92 per share $4.94 per shareROAA 1.30% - 1.35% 1.63%ROAE 9.88% - 10.28% 12.88%Assets $5.04 - $5.35 billion $5.42 billionLoans $3.48 - $3.63 billion $3.41 billionDeposits $4.30 - $4.47 billion $4.62 billionShareholders’ equity $682.6 - $710.5 million $698.2 million  9

 Shareholder Value

 Dividends Per Share  2020 cash dividends increased 2.6%Dividend payout ratio for 2021 was 31.8%; however, the 10 year average dividend payout ratio has been 44.31%Desired level between 40% and 50%December 31, 2021 cash dividend yield was 3.67%Cash dividend increased to $0.40 per share effective October 1, 2021  11

 Shareholders’ Equity  Shareholders’ equity has increased 31.6% during the past five years6.7% compound growth rate for the past five years  (in millions)  12  6.7%

 Book Value Per Share  Tangible Common Equity/Assets  13

 Total Market Capitalization  Peer data obtained from S&P Global; peer group consists of publicly traded regional bank holding companies with comparative assets, as defined in our Proxy Statement.  (in millions)  14  Price to Tangible Book Value 2017 2018 2019 2020 2021 CTBI 1.79x 1.41x 1.51x 1.12x 1.23x Peer 2.17x 1.93x 1.85x 1.73x 1.81x

 5 Year Cumulative Total ReturnComparison of CTBI, NASDAQ Stock Market (U.S.), and NASDAQ Bank Stocks  An investment in CTBI stock on December 31, 2016 would have underperformed the NASDAQ Stock Market (U.S.) and the NASDAQ Bank Stocks Index at December 31, 2021.  15

 Comparison to Russell 2000 Indexof Small Cap Companies  3-, 5-, and 10-year total returns annualized  Return to Investors  December 31, 2021  16

 Core Value Long-Term Investment  12 stock splits and 10 stock dividends41 years of consecutive increases in cash dividends5-year compound growth rate of cash dividends 4.5%Stock included in the NASDAQ Global Select Market, NASDAQ Dividend Achievers Index, and NASDAQ Bank Stock IndexCTBI shareholders include220 institutional investors (including CTIC – 9.83%) hold 10.7 million shares (56.4%)328 mutual funds hold 5.7 million shares (31.8%)  Data as of December 31, 2021  17

CTBI's Franchise Value

- History of solid investor returns
- Historically strong capital position
- Investor focused dividend policy
  - Dividend Achievers Index
- Consistent financial performance
- Community banking strategy
- Economic diversity in the markets we serve
- Strong experienced management team and nearly 1,000 dedicated employees
- Our shareholders

18

 Earnings Review

 Earnings Per Share  EPS increased 47.5% from 2020 to 2021  20

 Return on Average Assets  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2021 for bank holding companies with consolidated assets of $3 billion to $10 billion.  21

 Net Income  Net income increased 47.8% from 2020 to 2021  (in millions)  22

 Revenues  2021 revenues increased 8.8% from 2020  (in millions)  23

 Noninterest Incomeas a % of Total Revenue  2021 noninterest income increased 10.8% from 2020Increases in deposit service charges, trust revenue, loan related fees, brokerage revenue, bank owned life insurance revenue, and net gains on other real estate owned  (in millions)  24

 Net Interest Revenue  2021 net interest revenue increased by 8.0% from 2020Net interest margin decreased 12 basis pointsAverage earning assets increased $553.8 million, or 12.1%PPP impact was an 18 basis point increase to the net interest margin  (in millions)  25

 Net Interest Margin  Pressure on the margin1-year cumulative gap position at 12/31/21 – (13.51)%  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2021 for bank holding companies with consolidated assets of $3 billion to $10 billion.  % of assets repricingWithin 30 days 27.42%% of liabilities repricing Within 30 days 44.86%Within 90 days 51.01%Within 180 days 54.81%  26

 Net Noninterest Expenseas a % of Average Earning Assets  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2021 for bank holding companies with consolidated assets of $3 billion to $10 billion.  (in millions)  Noninterest Expense & Efficiency Ratio  (in millions)  27

 Balance Sheet Review

 Total Assets  Total assets at 12/31/21 increased $279.1 million, or 5.4%, from 12/31/20Loans decreased $145.4 million or 4.1%Investment portfolio increased $457.9 million or 45.8%Deposits increased $243.4 million or 5.6%  (in billions)  29

 Total Loans  Total loans at 12/31/21 decreased 4.1% from 12/31/20Loan and line of credit production for the year totaled $1.4 billion  (in billions)  30  Loan Portfolio Mix  December 31, 2021

 PPP Loans  As of December 31, 2021, we have closed 6,312 PPP loans totaling $401.3 million 3,352 loans totaling $124.3 million stemming from the Consolidated Appropriations Act 2021 (second round)Through December 31, 2021, we have had 5,543 of our PPP loans totaling $351.8 million forgiven by the SBA 2,608 loans totaling $76.1 million were from the second round  31

 Concentrations of Creditas a % of Total Loans  December 31, 2021  There were no nonperforming loans in any of these loan categories as of December 31, 2021.  32

 Net Charge-offsas a % of Average Loans  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2021 for bank holding companies with consolidated assets of $3 billion to $10 billion.  Nonperforming Loansas a % of Total Loans  33

 Nonperforming Assetsas a % of Total Assets  $3.5 million in other real estate owned  Loan Loss Reserveas a % of Net Loans  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 3/31/2021 for bank holding companies with consolidated assets of $3 billion to $10 billion.  Loan loss reserve excluding PPP loans – 1.24%  34

 Allowance for Credit Losses     4Q19 Probable Incurred Losses    January 1, 2020 CECL Adoption    March 31, 2020 CECL    December 31, 2021 CECL    (dollars in thousands)  Amount  % of Portfolio  Amount  % of Portfolio  Amount  % of Portfolio  Amount  % of Portfolio  Allowance for loan and lease losses transitioned to allowance for credit losses:                          Commercial  $21,683  1.30%  $21,680  1.30%  $30,030  1.79%  $23,808  1.35%  Residential mortgage  5,501  0.61%  7,319  0.81%  7,850  0.86%  8,503  0.97%  Consumer direct  1,711  1.16%  1,671  1.13%  2,200  1.51%  1,863  1.19%  Consumer indirect  6,201  1.18%  7,467  1.42%  9,365  1.69%  1,951  0.31%  Total allowance for loan and lease losses/allowance for credit losses   $35,096   1.08%   38,137   1.17%   $49,445   1.50%   $41,756   1.22%                             Reserve for unfunded lending commitments  $274     $386     $404     $432     35

 Total Other Real Estate Owned  Sales of foreclosed properties for the year ended 12/31/21 - $4.5 millionNew bookings in 2021 - $1.2 millionProperties under contract to sell at 12/31/21 - $0.3 million  (in millions)  36

 Total Depositsincluding Repurchase Agreements  (in billions)  December 31, 2021  37

 1st Quarter 2022 Review

 Key Metrics – 1st Quarter 2022  Total Assets $5.4 billionMarket Capitalization $736.8 millionCash Dividend Yield 3.88%P/E Ratio 9.15xPrice to Book Value 1.1xPrice to Tangible Book Value 1.3xTangible Common Equity Ratio 10.93%  Financial data as of March 31, 2022  39

 Earnings Per Share  40

 Net Income  41  (in millions)

 Earnings  Net interest income for the quarter of $40.0 million was $0.8 million, or 1.9%, below prior quarter and $0.2 million, or 0.5%, below first quarter 2021. Provision for loan losses for the quarter was $0.9 million, compared to provision of $0.5 million for the quarter ended December 31, 2021 and a recovery of provision of $2.5 million for the first quarter 2021.Noninterest income for the quarter ended March 31, 2022 of $15.0 million remained relatively flat to prior quarter, but decreased $0.6 million, or 3.9%, from prior year same quarter.Noninterest expense for the quarter ended March 31, 2022 of $29.4 million decreased $1.8 million, or 5.7%, from prior quarter, but increased $1.0 million, or 3.7%, from prior year same quarter.  42

 Noninterest Income  Q-O-Q decreases in gains on sales of loans and deposit related fees, offset by increases in loan related fees and securities gainsY-O-Y decreases in gains on sales of loans and loan related fees, partially offset by increases in deposit related fees, trust revenue and securities gains  (in millions)  43

 Noninterest Expense  Q-O-Q decrease in personnel expense, which was primarily due to a lower accrual for bonuses and incentivesY-O-Y increases in personnel expense and loan related expensesPersonnel expense included increases in salaries, group medical and life insurance expense, and other employee benefits  44  (in millions)

 Total Assets  Total assets at 3/31/22 increased $24.9 million, or an annualized 1.9%, during the first quarterLoans increased $106.7 millionInvestment portfolio increased $47.8 millionDeposits in other banks decreased $159.1 million to fund loan growth and additional investments in available-for-sale securities.Deposits, including repurchase agreements, increased $67.5 million  45  (in millions)

 Total Loans  Loan portfolio increased at an annualized rate of 12.7% during the quarterLoans decrease from prior year first quarter 0.7%  46  (in millions)

 Nonperforming Loansas a % of Total Loans  47

 Nonperforming Assetsas a % of Total Assets  48

 Net Charge-offsas a % of Average Loans (annualized)  49

 Allowance for Credit Losses  Provision for loan losses for the quarter was $0.9 million, compared to provision of $0.5 million for the quarter ended December 31, 2021 and a recovery of provision of $2.5 million for the first quarter 2021.Our reserve coverage (allowance for credit losses to nonperforming loans) at March 31, 2022 was 309.1% compared to 251.2% at December 31, 2021 and 215.5% at March 31, 2021.Our credit loss reserve as a percentage of total loans outstanding at March 31, 2022 was 1.20% (1.21% excluding PPP loans) compared to 1.22% at December 31, 2021 (1.24% excluding PPP loans) and 1.28% at March 31, 2021 (1.38% excluding PPP loans).  50

 Total Depositsincluding Repurchase Agreements  Deposits, including repurchase agreements, increased an annualized 5.9% from prior quarter and 2.1% from prior year first quarter  51  (in billions)

 Efficiency Ratio  52

 Key Strategic Initiatives

Operational Priorities

- Build core earnings capacity
  - Quality loan growth
  - Low cost deposit growth
- Expansion and growth through acquisitions and new branches
- Manage net interest margin
- Operational efficiency
  - Expense control
  - Noninterest revenue growth
- Compliance management
- Increase noninterest income
  - Trust and wealth management
  - Brokerage
- Continuing focus on improving asset quality
- Continuing liquidation of other real estate owned portfolio

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To Our Shareholders   Your management has a Strategic Plan for the performance and operations of your company. Success will be attained by the execution of this plan, not just by management, but by approximately 1,000 employees. The continuing support by you, our shareholders, by referring your friends, neighbors, and business associates to do business with your bank, is invaluable to the execution of our plans for the performance of your Company.  55